Exhibit 31.2

Certification of Principal Financial Officer

Certification Pursuant to Section 302
of the Sarbanes-Oxley Act of 2002

I, David C. Dreyer, certify that:

1. I have reviewed this annual report on Form 10-K/A of Patient Safety Technologies, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

Date: April 30, 2013

/s/ DAVID C. DREYER
David C. Dreyer
Chief Financial Officer
(Principal Financial and Accounting Officer)